UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2007

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

(b) Mr. Thomas L. Pearson, the Senior Vice President – Law and Administration, General Counsel and Secretary of Alliance Resource Management GP, LLC (our “managing general partner”) resigned from this position with our managing general partner on February 2, 2007.

(c) On February 5, 2007, we announced via press release that the Board of Directors of our managing general partner named Mr. R. Eberley Davis as Senior Vice President, General Counsel and Secretary of our managing general partner, effective February 12, 2007. A copy of our press release is attached hereto as Exhibit 99.1.

From 2003 to February 2007, Mr. Davis, who is 49 years old, practiced law in the Lexington, Kentucky office of Stoll Keenon Ogden PLLC. Mr. Davis has over 24 years experience in the coal and energy industries, most recently as a partner in the Lexington, Kentucky office of Stoll Keenon Ogden PLLC. Prior to joining Stoll Keenon Ogden in 2003, Mr. Davis was Vice President, General Counsel and Secretary of Massey Energy Company for one year. Mr. Davis also served in various positions, including Vice President and General Counsel, for Lodestar Energy, Inc. from 1993 to 2002. Mr. Davis is an alumnus of the University of Kentucky, where he received a B.A. degree in Economics (with high distinction; and Phi Beta Kappa) and his J.D. degree (with distinction; Order of the Coif; and Kentucky Law Journal). He also holds an M.B.A. degree from the University of Kentucky. Mr. Davis is a Trustee of the Energy and Mineral Law Foundation, and a member of the American, Kentucky and Fayette County Bar Associations.

During fiscal year 2006, we engaged the Henderson, Kentucky office of Mr. Davis’ former law firm, Stoll Keenon Ogden PLLC, to perform real estate title work for us, and we engaged the firm’s Lexington, Kentucky office to perform litigation and transactional work for us. We paid Stoll Keenon Ogden PLLC approximately $923,000 for these services. Mr. Davis did not receive any of this consideration and did not receive any profit sharing related to this work.

Our executive officers, including Mr. Davis, are employed by Alliance Coal, LLC, one of our consolidated subsidiaries. In connection with Alliance Holdings GP, L.P.’s initial public offering, we entered into an administrative services agreement with Alliance Coal, LLC, Alliance Holdings GP, L.P. and their affiliates by which Alliance Holdings GP, L.P. will pay Alliance Coal, LLC administrative services fees associated with the services performed by our executive officers for Alliance Holdings GP, L.P. Mr. Davis’ starting annual salary will be $230,000. In addition, Mr. Davis will be a participant in our Short-Term Incentive Plan (“STIP”), Long-Term Incentive Plan (“LTIP”) and Supplemental Executive Retirement Plan (“SERP”) consistent with the participation of the other members of our senior management. The level of Mr. Davis’ participation in, as well as a short description of, each plan is described below:

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STIP: Beginning February 1, 2007, Mr. Davis will participate in the STIP at standard payout, which is targeted at 35% of beginning of the year base pay, consistent with other members of the senior management. Currently, the STIP is based on achieving a predetermined performance target, historically tied to annual “earnings before income taxes, depreciation, and amortization” (“EBITDA”) figures. Payouts are typically paid in March following the calendar year of an employee’s participation, and the executive must be employed on the date of payment to receive a STIP payout.

•

LTIP: The Board of Directors of our managing general partner has granted to Mr. Davis 5,800 restricted units of Alliance Resource Partners, L.P. (“ARLP”) under the same terms and conditions as those grants made to other LTIP participants, effective January 1, 2007. Under the LTIP, equity compensation in the form of restricted units are granted to our executive officers. As long as Mr. Davis is employed and the restricted units are outstanding, Mr. Davis will be eligible to receive distribution equivalent rights, which means Mr. Davis will receive quarterly an amount of money which is equivalent to the distribution declared by the Board for ARLP unitholders on a per unit basis multiplied times the number of grants Mr. Davis has outstanding, in this case 5,800 restricted units.

•

SERP: Beginning January 1, 2008, Mr. Davis will be designated as a participant in the SERP with an allocation percentage of 9%. The SERP is a non-qualified plan designed to supplement our 401(k) retirement benefit. The SERP is structured as a notional credit of phantom units of ARLP. The number of phantom units to which an executive is entitled is based upon the fair market value of the ARLP common unit NASDAQ market price (a ten-day trailing average) on the date of the allocation (i.e. January 1 of the following year). In addition to the annual allocation, each participant’s SERP account is credited with phantom units on a quarterly basis based upon the number of phantom units in his account times the quarterly cash distribution paid by ARLP to its unitholders, if any. The SERP calculation is 9% times Mr. Davis’ cash base wages plus STIP payout in the prior year, less the amount contributed by us under the defined contribution plan.

•

Cash Bonus: Mr. Davis will receive a one-time, lump sum cash bonus of $140,000 payable in two equal installments. The first installment of $70,000 will be paid on or before January 10, 2008, and the second installment of $70,000 will be paid on or before January 10, 2009; both payments are contingent upon Mr. Davis remaining as an employee of ARLP and its affiliates on the payment date.

Consistent with other members of the senior management, Mr. Davis will also be reimbursed, after submittal of appropriate documentation and/or expense reports, for all reasonable expenses associated with the preparation of his personal, federal and/or state income tax return and estate planning, subject to any monetary limitation in place for members of the senior management. Mr. Davis will also be reimbursed for all reasonable costs and expenses associated with an annual physical, consistent with any limitation applicable to other members of the senior management.

As our employee, Mr. Davis will receive all of the regular benefits afforded to exempt employees, including, but not limited to, participation in the profit sharing and savings plan (the two-parts of which encompass a 401(k) plan and a defined contribution plan), participation in the Group Health Plan (i.e., medical, dental, prescription drug, and vision), short and long-term disability coverage and company-paid life insurance.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Alliance Resource Partners, L.P. press release dated as February 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: February 7, 2007

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